As filed with the Securities and Exchange Commission on April 21, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

First Hawaiian, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	99-0156159
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

999 Bishop St., 29th Floor
Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

First Hawaiian, Inc. Amended & Restated 2016 Non-Employee Director Plan
(Full Title of Plans)

Robert S. Harrison

First Hawaiian, Inc.

999 Bishop St., 29th Floor

Honolulu, Hawaii 96813

(808) 525-7000

(Name, address, and telephone number, including area code, of agent for service)

With copies to:
Joel E. Rappoport
Executive Vice President, General Counsel and Secretary

First Hawaiian, Inc.

999 Bishop St., 29th Floor

Honolulu, Hawaii 96813

(808) 525-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.01 per share, under the First Hawaiian, Inc. Amended & Restated 2016 Non-Employee Director Plan	200,000 shares	$27.19	$5,438,000.00	$593.29

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock of First Hawaiian, Inc. (the “Company” or the “Registrant”), which may become issuable to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits and other anti-dilution provisions.

(2)	Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock of the Registrant on the NASDAQ Global Select Market on April 20, 2021.

EXPLANATORY NOTE

At the 2021 annual meeting of stockholders of First Hawaiian, Inc. (the “Company”), the Company’s stockholders approved the First Hawaiian, Inc. Amended & Restated 2016 Non-Employee Director Plan (the “Amended 2016 Plan”), which provides for grants of equity awards to non-employee directors of the Company. The number of shares of the Company’s common stock, par value $0.01 (the “Shares”), which have been reserved and are available for future issuance under the Amended 2016 Plan on or after the effective date of the Amended 2016 Plan has been increased to 200,000 Shares from the previous 75,000 Shares that were previously authorized for issuance under the First Hawaiian, Inc. 2016 Non-Employee Director Plan, adopted on August 8, 2016. This Registration Statement on Form S-8 relates to the additional 200,000 Shares authorized for issuance under the Amended 2016 Plan.

Pursuant to General Instruction E on Form S-8, the contents of the Registration Statement on Form S-8 with respect to the First Hawaiian, Inc. 2016 Non-Employee Director Plan (Registration 333-212996), filed with the Securities and Exchange Commission ( the “Commission”) on August 8, 2016, including the information contained and incorporated by reference therein, are hereby incorporated by reference to this Registration Statement on Form S-8 (the “Registration Statement”), except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the explanatory note to Part I of the Form S-8. The documents containing the information specified in this Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference

The following documents that the Company has filed with the Commission under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 25, 2021;

(b)	all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

(c)	the description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A, filed with the Commission on August 8, 2016, to register such securities under the Exchange Act, including all amendments and reports for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

No document or information deemed to be furnished and not filed in accordance with rules of the Commission shall be deemed to be incorporated herein by reference unless such document or information expressly provides to the contrary.

Item 4. Description of Securities

Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

Item 5. Interests of Named Experts and Counsel

Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

Item 6. Indemnification of Directors and Officers

The Company is incorporated under the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL provides that a corporation organized thereunder may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of the Company’s stockholders or disinterested directors or otherwise. The Company’s amended and restated bylaws provide for indemnification of its directors, officers and employees to the fullest extent permitted by the DGCL, subject to limited exceptions.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s amended and restated certificate of incorporation provides for such limitation of liability. The Company maintains policies of insurance under which coverage is provided (a) to its directors and officers, in their respective capacities as such, against loss arising from a claim made for any actual or alleged wrongful act, and (b) to the Company with respect to payments which the Company may make to such officers and directors pursuant to the above indemnification as a matter of law.

Item 7. Exemption from Registration Claimed

Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

Item 8. Exhibits

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Honolulu, State of Hawaii, on April 21, 2021.

First Hawaiian, Inc.

By:	/s/ Robert S. Harrison
Robert S. Harrison
Chairman of the Board, President and Chief Executive Officer

POWERS OF ATTORNEY

The undersigned officers and directors do hereby constitute and appoint Robert S. Harrison, Ravi Mallela and Joel E. Rappoport, and any of them, with full power of substitution and re-substitution, as our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, any of us, in the capacities indicated below, any and all amendments hereto (including post-effective amendments); and we do hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2021.

Name	Title

/s/ Robert S. Harrison	Chairman of the Board, President and Chief Executive Officer
Robert S. Harrison	(Principal Executive Officer)

/s/ Ravi Mallela	Chief Financial Officer
Ravi Mallela	(Principal Financial Officer and Principal Accounting Officer)

/s/ Matthew J. Cox	Director
Matthew J. Cox

/s/ W. Allen Doane	Director
W. Allen Doane

/s/ Faye W. Kurren	Director
Faye W. Kurren

/s/ Allen B. Uyeda	Director
Allen B. Uyeda

/s/ Jenai S. Wall	Director
Jenai S. Wall

/s/ Vanessa L. Washington	Director
Vanessa L. Washington

/s/ C. Scott Wo	Director
C. Scott Wo

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of First Hawaiian, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed by the Company with the Commission on August 10, 2016 (File No. 001-14585))

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(a) to the Quarterly Report on Form 10-Q filed by First Hawaiian, Inc. on April 27, 2018 (File No. 001-14585))

4.3	Fourth Amended and Restated Bylaws of First Hawaiian, Inc., effective as of February 26, 2020 (incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K, filed by the Company with the Commission on February 28, 2020 (File No. 001-14585))

4.4	First Hawaiian, Inc. Amended & Restated 2016 Non-Employee Director Plan (incorporated herein by reference to Annex B of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 12, 2021)

5.1	Opinion of Sullivan & Cromwell LLP*

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)*

23.2	Consent of Deloitte & Touche LLP*

24.1	Power of Attorney (set forth on signature page)*

*	Filed herewith.